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                                                                 EXHIBIT 10.7(d)

                      SECOND AMENDMENT TO LEASE AGREEMENT

This is the Second Amendment ("Second Amendment") to the Lease Agreement ("Lease Agreement") made and entered into by and between Plaza del Oro Business Center and Introgen Therapeutics, Inc. with an effective date of June 7, 1996 and First Amendment ("First Amendment") thereto executed May 9, 1997.

For $10.00 and other good and valuable consideration, including exercise by Tenant of its option to extend, Landlord and Tenant agree to amend the Lease Agreement by adding the following language at the end of subparagraph O of
Article VI of the Lease and First Amendment after the sentence ending with the word "hereunder".

         Provided that Tenant exercises its option to extend for the Third Extension Term, Tenant is hereby granted a fourth option to extend the term of this Lease for an additional two year period (the "Fourth Extension Term") commencing January 1, 1999 and ending December 31, 2000 upon the same terms and conditions as herein contained except for rental which will be Twenty-Seven Thousand and no/100 Dollars per annum paid monthly in advance as provided herein in the amount of Two Thousand Two Hundred Fifty and no/100 Dollars ($2,250.00), and provided, Tenant gives Landlord written notice of Tenant's election to exercise its option for the Fourth Extension Term on or before August 1, 1998. Further, provided that Tenant has exercised its option for the Fourth Extension Term, Tenant is hereby granted an option to extend the term of this Lease for an additional one year period (the "Fifth Extension Term") upon the same terms and conditions as herein contained, provided, Tenant gives Landlord written notice of Tenant's election to exercise its option for the Fifth Extension Term at least one hundred eighty (180) days prior to the expiration of the Fourth Extension Term. The rental to be paid for the Fifth Extension Term shall be an amount equal to the rental to be paid for the Fourth Extension Term.

Except as herein amended, the Lease Agreement shall remain in full force and effect. Landlord confirms that Tenant has timely exercised its option for the Third Extension Term.

         Executed to be effective as of the 31st day of July, 1998.

                                     SAM H. HAWKINS, dba
                                     PLAZA DEL ORO BUSINESS CENTER

                                     By: /s/ SAM H. HAWKINS
                                         -----------------------------
                                         Sam H. Hawkins

                                     INTROGEN THERAPEUTICS, INC.

                                     By: /s/ J. DAVID ENLOE JR.
                                         -----------------------------
                                         J. David Enloe Jr.
                                         Vice President-Administration